UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2016

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Merger Agreement

On May 4, 2016, United Online, Inc. (the “Company” or “United Online”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with B. Riley Financial, Inc. (“Parent” or “B. Riley”) and Unify Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Parent. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares held by Parent, Merger Sub or any wholly-owned subsidiary of Parent or Merger Sub, held in the Company’s treasury or owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (the “Excluded Shares”)) will be converted into the right to receive $11.00 in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Excluded Shares outstanding immediately prior to the Effective Time will be automatically cancelled for no consideration.

At the Effective Time, each outstanding option to purchase shares of Company Common Stock pursuant to the Company’s incentive plans will be automatically cancelled and converted into the right to receive an amount in cash, less applicable tax withholding, equal to the product of (x) the number of shares of Company Common Stock underlying such option immediately prior to the Effective Time and (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option.  In addition, at the Effective Time, each outstanding Company restricted stock unit award will be automatically cancelled and converted into the right to receive an amount in cash, less applicable tax withholding, equal to the product of (a) the Per Share Merger Consideration, and (b) the number of shares of Company Common Stock underlying such restricted stock unit award immediately prior to the Effective Time.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement for a transaction of this nature. Subject to certain exceptions, Parent and the Company have agreed to use their respective commercially reasonable efforts to do or cause to be done all things necessary, proper or advisable to cause the conditions to the Merger to be satisfied and to consummate the Merger.  In addition, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger and facilitating the Company’s stockholders’ consideration of, and voting upon, the adoption of the Merger Agreement and certain related matters, as applicable.

The closing of the Merger is subject to the satisfaction or waiver of certain conditions, including, among others, the approval of the Merger Agreement and the Merger by the holders of a majority of the outstanding Company Common Stock (the “Required Company Stockholder Approval”).

The Merger Agreement provides that, during the pre-closing period, the Company and its subsidiaries shall not solicit, initiate or knowingly facilitate or encourage any inquiry, discussion, offer, proposal or request that would lead to another acquisition proposal, negotiate or engage with any third party relating to another acquisition proposal or otherwise knowingly facilitate any effort to make another acquisition proposal.  Notwithstanding the foregoing, at any time prior to obtaining the Required Company Stockholder Approval, the Company may engage in otherwise restricted activities relating to another acquisition proposal if the Board determines, after consultation with its financial and outside legal advisors, that such action is reasonably necessary in order for the Board to comply with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, if (i) the Merger is not consummated on or before September 30, 2016 (the “Outside Date”); and (ii) if the Required Company Stockholder Approval is not obtained at the meeting held to vote thereon. The Merger Agreement also provides that (A) the Company may terminate the Merger Agreement at any time prior to the receipt of the Required Company Stockholder Approval to enter into a “superior proposal,” provided that the Company pays the Termination Fee (as described below) and (B) Parent may terminate the Merger Agreement if the Board changes its recommendation to the Company’s stockholders to approve the Merger Agreement, fails to include its recommendation in the Company’s Proxy Statement or approves another acquisition proposal (an “Adverse Recommendation Change”).

The Merger Agreement provides for the payment of a termination fee of $2,652,000 (the “Termination Fee”) by the Company to Parent upon the termination of the Merger Agreement under specified circumstances. Among these circumstances, if the Merger Agreement is terminated by Parent or the Company because the Merger is not consummated by the Outside Date or the Required Stockholder Approval has not been obtained, another acquisition proposal is communicated to the Board prior to the termination and the Company enters into such acquisition proposal involving the purchase of 50% of the Company’s assets or voting power within 12 months of the termination date, then Parent is entitled to the Termination Fee.  If the Merger Agreement is terminated by Parent because the Board (i) makes an Adverse Recommendation Change, (ii) fails to reaffirm its recommendation after being requested to do so, or (iii) fails to recommend against a tender offer, then Parent is entitled to the Termination Fee.  Parent is also entitled to the Termination Fee in the event that the Merger Agreement is terminated by the Company to enter into a superior proposal.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, Parent entered into a Voting Agreement with the Company (the “Parent Voting Agreement”).  Pursuant to the Parent Voting Agreement, Parent agreed to vote all of the shares of Company Common Stock beneficially held by Parent during the term of the Parent Voting Agreement (excluding, among other shares, any shares held by Parent for the benefit of customers or other third parties in the ordinary course of business, including shares held by investment funds) in favor of the Merger and the adoption of the Merger Agreement at the meeting of the Company’s stockholders called therefor, and to vote against any proposal made in opposition to the Merger and the Merger Agreement, another acquisition proposal or certain other matters that would interfere with or delay the Merger.  The voting obligations will terminate upon the earliest to occur of (a) the consummation of the Merger and (b) the termination of the Merger Agreement in accordance with its terms.

Simultaneously with the execution of the Merger Agreement, members of the Company’s Board of Directors who hold Company Common Stock entered into a Voting Agreement with Parent (the “Company Voting Agreement” and, together with the Parent Voting Agreement, the “Voting Agreements”).  Pursuant to the Company Voting Agreement, the parties signatory thereto have agreed to vote all of their Company Common Stock in favor of the Merger and the adoption of the Merger Agreement at the meeting of the Company’s stockholders called therefor, and to vote against any proposal made in opposition to the Merger and the Merger Agreement, another acquisition proposal or certain other matters that would interfere with or delay the Merger.  The voting obligations will terminate upon the earliest to occur of (a) the consummation of the Merger and (b) the termination of the Merger Agreement in accordance with its terms.

The foregoing descriptions of the Merger Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the respective agreements attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, which are incorporated by reference herein.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger. The Merger Agreement and the above description are not intended to provide any other factual information about United Online. The representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of United Online, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in United Online’s public disclosures.

Item 5.03.       Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2016, the Board adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”).

Under the amendment, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, creditors or other constituents; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or bylaws; and (v) any action asserting a claim against the Company governed by the internal affairs doctrine.

Pursuant to the amendment, to the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of the amendment.  The amendment further provides that, if any provision or provisions of the amendment are held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the amendment will not be affected.

The foregoing description of the amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Amended and Restated Bylaws of the Company, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving United Online and B. Riley. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction between United Online and B. Riley. United Online expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of United Online and will contain important information about the proposed transaction and related matters.  INVESTORS OF UNITED ONLINE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITED ONLINE, B. RILEY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by United Online with the SEC at the SEC’s website at www.sec.gov, at United Online’s website at www.unitedonline.net or by sending a written request to United Online at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California, Attention: Investor Relations Department.

Participants in the Solicitation

United Online and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding United Online’s directors and executive officers is set forth in United Online’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed on April 28, 2016. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of United Online’s stockholders in connection with the proposed merger will be set forth in United Online’s proxy statement for its special stockholder meeting. Additional information regarding these individuals and United Online’s directors and officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Safe Harbor Statement

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the proposed transaction. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) United Online may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of United Online may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings that may be instituted against United Online and others following the announcement of the Merger Agreement; (6) United Online may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the ability to recognize benefits of the Merger; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of United Online are set forth in its filings with the SEC, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in United Online’s Annual Report on Form 10-K for the annual period ended December 31, 2015 and Amendment No. 1 thereto.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. United Online is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect circumstances existing after the date of this Current Report on Form 8-K or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Item 9.01.       Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 4, 2016*
3.1	Certificate of Amendment of Bylaws (Effective May 3, 2016)
99.1	Form of Voting Agreement, dated May 4, 2016, by and between B. Riley Financial, Inc.
and certain stockholders of United Online, Inc.*
99.2	Form of Voting Agreement, dated May 4, 2016, by and among United Online, Inc., on the one hand, and B. Riley Financial, Inc. and Bryant R. Riley, in their capacity as stockholders of
United Online, Inc.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. United Online agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016	UNITED ONLINE, INC.

	By:	/s/ Jeffrey Goldstein
Jeffrey Goldstein
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 4, 2016*
3.1	Certificate of Amendment of Bylaws (Effective May 3, 2016)
99.1	Form of Voting Agreement, dated May 4, 2016, by and between B. Riley Financial, Inc.
and certain stockholders of United Online, Inc.*
99.2	Form of Voting Agreement, dated May 4, 2016, by and among United Online, Inc., on the one hand, and B. Riley Financial, Inc. and Bryant R. Riley, in their capacity as stockholders of
United Online, Inc.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. United Online agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.